Exhibit 1.1
F&G Annuities & Life, Inc.
$375,000,000 7.300% Junior Subordinated Notes due 2065
Underwriting Agreement
January 6, 2025
Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036
RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281
As Representatives of the several Underwriters listed in Schedule 1 hereto
Ladies and Gentlemen:
F&G Annuities & Life, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as representatives (the “Representatives”), $375,000,000 aggregate principal amount of the Company’s 7.300% Junior Subordinated Notes due 2065 (the “Securities”).
The Securities will be issued pursuant to an Indenture, dated as of January 13, 2025 (the “Base Indenture”), between the Company and Citibank, N.A., as trustee (the “Trustee”), as amended and supplemented, including by the First Supplemental Indenture, to be dated as of January 13, 2025 (together with the Base Indenture, the “Indenture”), among the Company and the Trustee.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-3 (Registration No. 333-282432), including a prospectus relating to the Securities, and such registration statement has become effective under the Securities Act. Such registration statement, at the time it became effective or, if any post-effective amendment thereto has been filed with the Commission, at the time the most recent post-effective amendment thereto became effective, and as it may have been thereafter amended to the date of this Agreement (including the documents then incorporated by reference therein), is herein referred to as the “Registration Statement”. The Registration Statement at the time it originally became effective is referred to hereinafter as the “Original Registration Statement”. If the Company has filed, or will file, a registration statement pursuant to Rule 462(b) under the Securities Act relating to the Securities (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The prospectus forming a part of the Registration Statement, at the time the Registration Statement became effective (including the documents then incorporated by reference therein), is herein referred to as the “Base Prospectus”; provided, that, in the event that the Base Prospectus shall have been amended or revised prior to the execution of this Agreement, or if the Company shall have supplemented the Base Prospectus by filing any documents pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement became effective and prior to the execution of this Agreement, which documents are deemed to be incorporated in the Base Prospectus, the term “Base Prospectus” shall also mean such prospectus as so amended, revised or supplemented. The Base Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined herein), is herein referred to as the “Preliminary Prospectus”. The Base Prospectus, as it shall be revised or supplemented to reflect the final terms of the offering and sale of the Securities by a prospectus supplement relating to the Securities, and in the form to be filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as the “Prospectus”.
For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”). All references in this Agreement to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, or to financial statements, schedules or other information that is “contained,” “included” or “stated” (or other references of like import) therein, shall be deemed to include the information contained in documents filed by the Company with the Commission under the Exchange Act, that are incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto pursuant to Item 12 of Form S-3 under the Securities Act, to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act.

As used in this Agreement:
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, including, without limitation, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
“Issuer General Use Free Writing Prospectus” means the Pricing Term Sheet (as defined herein) and any other Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show”, as defined in Rule 433 under the Securities Act), as listed in Part A of Annex A hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus, as listed in Part B of Annex A hereto.
“Time of Sale” means 3:25 p.m., New York City time, on January 6, 2025.
“Time of Sale Information” means the Preliminary Prospectus, the Pricing Term Sheet and each other Issuer General Use Free Writing Prospectus, all considered together.
The Company hereby confirms its agreement with the several Underwriters concerning the purchase and resale of the Securities, as follows:
1.    Purchase and Sale of the Securities.
(a)    The Company agrees to issue and sell the Securities to the several Underwriters pursuant to the terms of, and subject to the conditions set forth in, this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) 96.85% of the principal amount thereof for retail orders (aggregating to a $204,501,196.25 purchase price in respect of $211,152,500.00 aggregate principal amount of the Securities) (the “Retail Purchase Price”) and (ii) 98.00% of the principal amount thereof for institutional orders (aggregating to a $160,570,550.00 purchase price in respect of $163,847,500.00 aggregate principal amount of the Securities).
(b)    The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto, other than the duties and obligations set forth in this Agreement. Any review by the Representatives or any other Underwriter of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such other Underwriter, as the case may be, and shall not be on behalf of the Company or any other person.
2.    Payment and Delivery.
(a)    Payment for and delivery of the Securities will be made at the offices of Pillsbury Winthrop Shaw Pittman LLP, 31 West 52nd Street, New York, New York 10019, or by the electronic exchange of documents and certificates by the parties, at 10:00 a.m., New York City time, on January 13, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
(b)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified in writing by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities to the Underwriters paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.
3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
(a)    Registration Statement. The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement automatically became effective under the Securities Act upon the filing thereof on October 1, 2024, meets the requirements set forth in paragraph (a)(1)(ix) or (a)(1)(x) of Rule 415 under the Securities Act and complies in all other respects with Rule 415 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information with respect to the Registration Statement. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at the Time of Sale and as of the Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the related rules and regulations of the Commission. Neither the Registration Statement nor any post-effective amendment thereto, when considered together with the Registration Statement, at its effective time, at the Time of Sale or as of the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in the Registration Statement or any post-effective amendment thereto in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or any post-effective amendment thereto (it being agreed that the only such information furnished by any Underwriter consists of the information set forth in Section 7(b) hereof). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission (“Regulation S-T”).
(b)    Prospectuses. No order preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Base Prospectus, the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Time of Sale and as of the Closing Date, complied and will comply in all material respects with the requirements of Securities Act and the related rules and regulations of the Commission. None of the Base Prospectus, the Preliminary Prospectus, the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing thereof with the Commission pursuant to Rule 424(b) under the Securities Act or as of the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to any statements or omissions made in the Base Prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the

Representatives expressly for use in the Base Prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (it being agreed that the only such information furnished by any Underwriter consists of the information set forth in Section 7(b) hereof). Each of the Base Prospectus, the Preliminary Prospectus and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(c)    Issuer Free Writing Prospectuses. At the Time of Sale, none of (i) the Time of Sale Information and (ii) any individual Issuer Limited Use Free Writing Prospectus, when taken together with the Time of Sale Information, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to any statements or omissions made in the Time of Sale Information or any Issuer Limited Use Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Time of Sale Information or any Issuer Limited Use Free Writing Prospectus (it being agreed that the only such information furnished by any Underwriter consists of the information set forth in Section 7(b) hereof). No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus or other prospectus deemed to be a part thereof, or with the information contained in the Company’s periodic and current reports filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, in each case that have not been superseded or modified.
(d)    Well-Known Seasoned Issuer Status; Not an Ineligible Issuer; Shelf Registration Statement. At the latest of the time (i) of filing the Original Registration Statement, (ii) of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 under the Securities Act, and at the date hereof, the Company was and is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), including not having been and not being an “ineligible issuer”, as defined in Rule 405 under the Securities Act. At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an “ineligible issuer”, as defined in Rule 405 under the Securities Act. The Registration Statement is an automatic shelf registration statement (as defined for purposes of this Section 5(v) in Rule 405 under the

Securities Act) and initially became effective not earlier than the date that is three years prior to the Closing Date. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form, and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement form.
(e)    Incorporated Information. The documents incorporated by reference in each of the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Prospectus, (i) as of their respective dates, complied or will comply in all material respects with the requirements of the Exchange Act, and (ii) when taken together with the Time of Sale Information, did not, as of the Time of Sale, and, when taken together with the other information in the Prospectus, will not, at the Time of Sale and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)    Financial Statements and Other Financial Information. The financial statements and financial statement schedules and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, on the basis stated in the Registration Statement, the Time of Sale Information and the Prospectus, the information shown thereby. All disclosures included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. All financial information and other disclosures required by Rule 3-10 and Rule 13-01 of Regulation S-X of the Commission (“Regulation S-X”) have been included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and any such financial information or other disclosures are in conformity with the requirements of Rule 3-10 and Rule 13-01 of Regulation S-X; and no other financial information or supporting schedules are required to be included in the Registration Statement, the Time of Sale Information and the Prospectus under the Securities Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than issuances of shares upon the exercise of stock options described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Time of Sale Information and the Prospectus) or long-term debt of the Company or any material adverse change in the financial condition, prospects, earnings, business, properties, management, stockholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and (iii) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, that is material to the Company and its subsidiaries, taken as a whole, or from any labor disturbance or dispute or any action, order or decree of any court or other governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.
(h)    Organization and Good Standing. Each of the Company and the Significant Subsidiaries (as defined below) has been duly incorporated or organized, as the case may be, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, prospects, earnings, business, properties, management, stockholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). For purposes of this Agreement, “Significant Subsidiaries” means the subsidiaries of the Company listed in Schedule 2 to this Agreement. The subsidiaries listed in Schedule 2 to this Agreement are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).
(i)    Significant Subsidiaries. All the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any security interest, claim, lien or encumbrance.

(j)    Insurance Subsidiaries. Each of the Company and the Significant Subsidiaries that are engaged in the business of insurance or reinsurance (each such Significant Subsidiary, an “Insurance Subsidiary”) is duly licensed or registered as a holding company or as an insurer or as a reinsurer, as the case may be, under the insurance laws (including, without limitation, laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, the “Insurance Laws”) of each jurisdiction in which the conduct of its business as described in the Registration Statement, the Time of Sale Information and the Prospectus requires such licensing or registration (each such license or registration, an “Insurance License”), except where the failure to be so licensed or registered would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Significant Subsidiaries listed in Schedule 3 to this Agreement are the only “Insurance Subsidiaries” of the Company. Each of the Company and the Insurance Subsidiaries has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except where the failure to make such filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities (together with the Insurance Licenses, the “Insurance Licenses and Authorizations”) necessary to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such Insurance Licenses and Authorizations in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and the Insurance Subsidiaries has fulfilled and performed in all material respects all obligations necessary to maintain the Insurance Licenses and Authorizations. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would, individually or in the aggregate, result in the revocation, termination or suspension of any of the Insurance Licenses and Authorizations that would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company or the Insurance Subsidiaries has received any notification from any insurance regulatory authority or other governmental entity to the effect that any additional Insurance Licenses and Authorizations are needed to be obtained by the Company or any of the Insurance Subsidiaries.
(k)    Capitalization. The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”.
(l)    Due Authorization. The Company has the corporate power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”), to the extent it is a party, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.
(m)    The Indenture. The Indenture has been duly authorized by the Company and, on the Closing Date, will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, rehabilitation, reorganization, moratorium, fraudulent transfer, preference or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (collectively, the “Enforceability Exceptions”), and except as rights to indemnification and contribution may be limited by applicable law. The Indenture conforms to the requirements of the Trust Indenture Act and has been duly qualified under the Trust Indenture Act.
(n)    The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and except as rights to indemnification and contribution may be limited by applicable law, and will be entitled to the benefits of the Indenture.
(o)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(p)    No Violation or Default. None of the Company or any of the Significant Subsidiaries is (i) in violation of any provision of its charter or bylaws or comparable constituting documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except for, in the case of clauses (ii) and (iii), such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(q)    No Conflicts. None of the execution and delivery of the Transaction Documents or the consummation of any of the other transactions herein or therein contemplated will conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to, (i) the charter or bylaws or comparable constituting documents of the Company or any of the Significant Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Significant Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except for, in the case of clauses (ii) and (iii), any conflict, breach, violation or imposition that would not have a Material Adverse Effect, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.
(r)    No Consents Required. No consent, approval, authorization or filing with or order of any court or governmental agency, authority or body is required in connection with the issuance and sale of the Securities by the Company or for the execution, delivery and performance by the Company of its obligations under each of the Transaction Documents to which it is a party, and, in each case, the consummation of the transactions contemplated hereby and thereby, except such consents, approvals, authorizations or filings as have been obtained or made or as may be required by the securities or blue sky laws of the various states and foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
(s)    Legal Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(t)    Independent Accountants. Ernst & Young LLP, which has audited certain of the financial statements of the Company contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent public accounting firm with respect to the Company and its subsidiaries within the meaning of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(u)    Properties. Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
(v)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(w)    Taxes. Each of the Company and the Significant Subsidiaries has filed all applicable tax returns that are required to be filed, taking into account any applicable extensions thereof (except in any case in which the failure so to file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been made in accordance with GAAP or SAP (as defined below), as applicable, or as would not have a Material Adverse Effect and except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.
(x)    Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to possess would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.
(y)    No Labor Disputes. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.
(z)    Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, or where the failure to do so would not have a Material Adverse Effect.
(aa)    Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any of its subsidiaries would have any liability (each, a “Plan”) has been maintained in compliance in all respects with the requirements of all applicable statutes, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, as applicable, no such Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards

(within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no such Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any such Plan; (vi) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the fair market value of the assets under each qualified defined benefit pension plan (excluding, for these purposes, accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan (determined based on those assumptions used to fund such plan) and (vii) neither the Company nor any of its subsidiaries has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan.
(bb)    Disclosure Controls. The Company and the Significant Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Significant Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.
(cc)    Accounting Controls. The Company and the Significant Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive officers and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and the Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or SAP, as applicable, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, since December 31, 2023, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)    Insurance Statutory Financial Statements. The statutory financial statements of each Insurance Subsidiary (the “Statutory Financial Statements”) that have been most recently filed with the insurance regulator of the relevant jurisdiction for such Insurance Subsidiary have been prepared and fairly present in all material respects the admitted assets, liabilities, surplus, results of operations and cash flows of each of the Insurance Subsidiaries at the dates and for the periods (as the case may be) indicated, in accordance with statutory accounting practices prescribed or permitted by the insurance regulator of the relevant jurisdiction for such Insurance Subsidiary, as applicable (“SAP”), consistently applied throughout such period (excepted as specified therein).
(ee)    Reserves. Each reserve and other liability amount in respect of the insurance business, including reserve and other liability amounts in respect of insurance policies, established or reflected in the Statutory Financial Statements was reviewed and certified by an independent actuary in accordance with applicable state insurance laws and regulations. Each of the Company and the Insurance Subsidiaries owns assets that qualify as admitted assets under the insurance laws, rules and regulations of the jurisdiction of domicile of such subsidiary in an amount equal to the sum of all the reserves and liability amounts and the minimum statutory capital and surplus as required by the Insurance Laws of the jurisdiction of domicile of the Company or such Insurance Subsidiary. The reserves set forth in the Statutory Financial Statements for the years indicated for payment of insurance policy benefits, losses, claims and expenses were considered by management of the Company to be adequate as of the date of such Statutory Financial Statements to cover the total amount of all reasonably anticipated insurance liabilities of each of the Company and the Insurance Subsidiaries. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and the Insurance Subsidiaries have made no material change in their insurance reserving practices or practices with respect to impairment of investments since December 31, 2023.
(ff)    Reinsurance. The reinsurance treaties, contracts and arrangements to which the Company or any Insurance Subsidiary is a party are in full force and effect and neither the Company nor any Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except for any such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any Insurance Subsidiary has received any written notice that any of the other parties to such treaties, contracts or arrangements intends not to, or will be unable to, perform such treaty, contract or arrangement, except as would not, individually or in the aggregate, result in a Material Adverse Effect.
(gg)    No Investment Advisor Subsidiaries. No subsidiary of the Company is required to be licensed or registered pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or licensed or registered as an investment advisor pursuant to any other applicable law, rule or regulation, except where the failure to be so registered or licensed would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(hh)    Broker-Dealer Subsidiaries. Fidelity & Guaranty Securities, LLC is the only subsidiary of the Company that is engaged in the business of acting as a broker-dealer (the “Broker-Dealer Subsidiary”). The Broker-Dealer Subsidiary is a duly registered broker-dealer under the Exchange Act, and in all jurisdictions where such registration, licensing or qualification is so required, except where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. No subsidiary of the Company other than the Broker-Dealer Subsidiary is required to be registered or licensed as a broker-dealer under the Exchange Act or any other applicable law, rule or regulation, except where the failure to be so registered or licensed would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Broker-Dealer Subsidiary is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and such other organizations in which its membership is required in order to conduct its business as now conducted, except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The information contained in the Form BD filed by the Broker-Dealer Subsidiary was true and complete in all material respects at the time of filing and such Broker-Dealer Subsidiary has made all amendments to such form as it is required to make under any applicable law, except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Neither the Broker-Dealer Subsidiary nor any “associated person” (within the meaning of the Exchange Act) thereof is ineligible or disqualified pursuant to Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person of a registered broker-dealer. There is no action pending or, to the knowledge of the Company, threatened or contemplated, that would be reasonably likely to result in the Broker-Dealer Subsidiary or any “associated person” (as defined in the Exchange Act or FINRA rules) thereof becoming ineligible to act in such capacity.
(ii)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(jj)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(kk)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 10 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(ll)    No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no Significant Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(mm)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(nn)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, any stabilization or manipulation of the price of the Securities.
(oo)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(pp)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(qq)    Industry Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(rr)    IT Systems. The Company and its subsidiaries’ information technology hardware and software assets (collectively, “IT Systems”) are adequate in all material respects for the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintain commercially reasonable policies, procedures and safeguards to maintain the security of their confidential data (including all confidential personally identifiable data (“Confidential Data”)) collected, stored or owned by them in connection with their businesses. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, during the last three years, to the knowledge of the Company, there have been no breaches or violations of the Company’s IT Systems with respect to any Confidential Data that have had a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all laws and regulations and any court orders applicable to the security of IT Systems and Confidential Data.

(ss)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
(a)    Compliance with Securities Regulations and Commission Requests. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) under the Securities Act, in the manner and within the time periods required by Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)), including to promptly transmit copies of the Preliminary Prospectus and the Prospectus, and any amendments or supplements thereto, to the Commission for filing pursuant to Rule 424(b) under the Securities Act. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(b)    Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the related rules and regulations of the Commission so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Time of Sale Information and the Prospectus. If at any time during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 under the Securities Act, would be) required to be delivered under the Securities Act in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Time of Sale Information or the Prospectus in order that the Time of Sale Information or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Time of Sale Information or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the related rules and regulations of the Commission, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Information or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.
(c)    Delivery of Registration Statements. The Company has delivered or, if requested, will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and each amendment thereto (without exhibits) for each of the Underwriters.
(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 under the Securities Act, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.
(e)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act), or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided, that the Representatives will be deemed to have consented to the Issuer General Use Free Writing Prospectuses and the Issuer Limited Use Free Writing Prospectuses identified in Annex A hereto and any “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated, and agrees that it will treat, each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, and that they have complied and will comply with the applicable requirements of Rule 433 under the Securities Act with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(f)    Pricing Term Sheet. The Company will prepare a pricing term sheet containing a description of the Securities, substantially in the form of Annex B hereto, and will file such term sheet pursuant to Rule 433 under the Securities Act within the time required thereby (the “Pricing Term Sheet”). The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
(g)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities by the Underwriters; provided, that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(h)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available (which may be satisfied by filing with the Commission pursuant to EDGAR) to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(i)    Clear Market. During the period from the date hereof through and including the date that is 30 days after the date hereof, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities that are substantially similar to the Securities.
(j)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.
(k)    DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)    NYSE. The Company will use its reasonable best efforts to effect the listing of the Securities on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance, to facilitate the commencement of trading on the NYSE within 30 days of the Closing Date.
(m)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, any stabilization or manipulation of the price of the Securities.
(n)    Reporting Requirements. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act in connection with sales of the Securities, will file with the Commission, within the time periods required by the Exchange Act, all reports required to be filed pursuant to Section 13 or 15(d) the Exchange Act and all proxy statements required to be filed pursuant to Section 14 the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the Securities Act.
(o)    Shelf Registration Statement. If the third anniversary of the initial effective date of the Registration Statement occurs before all of the Securities have been sold by the Underwriters, prior to such third anniversary, the Company will file a new shelf registration statement and will take any other action necessary to permit the public offering of the Securities to continue without interruption; references in this Section 4(n) to the Registration Statement shall include such new registration statement declared effective by the Commission or otherwise deemed to have become effective upon filing. If, at any time when Securities remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives thereof, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representatives, (iii) use their reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.
The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
5.    Certain Agreements of the Underwriters. Each Underwriter agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act), or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided, that the Company will be deemed to have consented to the Issuer General Use Free Writing Prospectuses and the Issuer Limited Use Free Writing Prospectuses identified in Annex A hereto and any “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Company.
6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
(a)    Effectiveness of Registration Statement. The Registration Statement automatically became effective upon the filing thereof and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company shall have complied with each request (if any) from the Commission for additional information. The Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. Each of the Preliminary Prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time frames required by Rule 424(b) under the Securities Act, without reliance on Rule 424(b)(8) under the Securities Act, and the Pricing Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission in the manner and within the time frame required by Rule 433 under the Securities Act.
(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(c)    No Downgrade. Since the date hereof, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, any such rating (other than an announcement with positive implications of a possible upgrading).
(d)    No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Registration Statement, the Time of Sale Information or the Prospectus (excluding any amendments or supplements thereto), the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Information or the Prospectus.

(e)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission, (ii) confirming that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (iii) to the effect set forth in Sections 6(c) and 6(d) hereof.
(f)    Comfort Letters.
(i)    On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and
(ii)    on the Closing Date, the Company shall have furnished to the Representatives a certificate, dated the Closing Date and addressed to the Underwriters, of its chief financial officer with respect to certain financial data identified therein, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.
(g)    Opinion and 10b-5 Statement of Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives; and
(h)    Opinion of General Counsel for the Company. Michael Gravelle, Executive Vice President, General Counsel and Corporate Secretary of the Company, shall have furnished to the Representatives his written opinion dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(i)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date a written opinion and 10b-5 statement, addressed to the Underwriters, of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(j)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.
(k)    DTC. The Securities shall be eligible for clearance and settlement through DTC.
(l)    NYSE. On or prior to the Closing Date, the Company shall have filed an application for the listing of the Securities on the NYSE.
(m)    Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.
(n)    Rating Agency Letters. On or prior to the Closing Date, the Representatives shall have received satisfactory evidence that the Securities have received at least the ratings set forth in the Time of Sale Information and that such ratings are in effect at the Closing Date.
(o)    Filing Fees. The Company shall have paid the applicable filing fees to the Commission relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act.
(p)    Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.    Indemnification and Contribution.
(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of each Underwriter within the meaning of Rule 405 under the Securities Act and each director, officer and agent of each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they are any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any post-effective amendment thereto), or in the Base Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any of the other Time of Sale Information or the Prospectus (or any amendment or supplement thereto), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein (which consists only of the information specified in Section 7(b) hereof). This indemnity agreement will be in addition to any liability that the Company may otherwise have.
(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, officers and trustees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities or expenses to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any post-effective amendment thereto), or in the Base Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any of the other Time of Sale Information or the Prospectus (or any amendment or supplement thereto), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any of the other Time of Sale Information or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following paragraphs in the “Underwriting” section of the Prospectus: the first sentence of the seventh paragraph concerning purchases in the open market, the first sentence of the eighth paragraph concerning penalty bids and the third sentence of the eleventh paragraph concerning market making; and, subject to the limitation set forth immediately preceding this clause, will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, expense or action. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.
(c)    Notice and Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Sections 7(a) or 7(b) hereof. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties, except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to one local counsel in each applicable jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (w) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (x) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party; (y) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt of notice of the institution of such action; or (z) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (A) the indemnified party shall have employed separate counsel in accordance with the immediately preceding sentence (it being understood, however, that in connection with such action, the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel (in addition to one local counsel in each applicable jurisdiction) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of Section 7(a) hereof or the Company in the case of Section 7(b) hereof, representing the indemnified parties under such Section 7(a) or 7(b) hereof, as the case may be, who are parties to such action or actions), (B) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall be liable under this Section 7 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (1) includes an unconditional release, in form and substance satisfactory to the indemnified party, of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (2) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.
(d)    Contribution. In the event that the indemnity provided in Section 7(a) or 7(b) is unavailable to or insufficient to hold harmless an indemnified party for any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, severally agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the offering of the Securities and (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits, but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof); provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the total underwriting discount received by such Underwriter hereunder, less the aggregate amount of any damages such Underwriter has otherwise agreed to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact,. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the proportion as the total proceeds from the offering of the Securities (before deducting expenses) received by the Company bears to the total underwriting discount received by the applicable Underwriter in respect of the Securities, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriters pursuant to Section 7(b) hereof, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Underwriter’s obligation to contribute hereunder shall be several and not joint. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7(d).
(e)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the NYSE or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) a material disruption occurs in commercial banking or securities settlement or clearance services in the United States; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Information or the Prospectus.
9.    Defaulting Underwriter.
(a)    If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 9(a) hereof, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 9(a) hereof, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in Section 9(b) hereof, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
10.    Payment of Expenses.
(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Registration Statement, the Time of Sale Information or the Prospectus (including any amendment or supplement thereto) and the distribution thereof, including the required filing fee in connection with the filing of the Registration Statement; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters in an amount not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. For the avoidance of doubt, the Company shall not be responsible for any fees and expenses of counsel for the Underwriters (other than any such fees and expenses not to exceed $10,000 related to the preparation, printing and distribution of a Blue Sky Memorandum).

(b)    If (i) this Agreement is terminated pursuant to Section 8 hereof, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of the Underwriters referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
12.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
13.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.
14.    Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
15.    Miscellaneous.
(a)    Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC on behalf of the Underwriters, and any such action taken by Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC shall be binding upon the Underwriters.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication or other electronic means. Notices to the Underwriters shall be given to the Representatives c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com, Facsimile: (704) 410-0326; c/o BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036 Attention: High Grade Debt Capital Markets Transaction Management/Legal, Email: dg.hg_ua_notices@bofa.com, Facsimile: (212) 901-7881; c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor, Facsimile: (212) 834-6081; c/o Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, Facsimile: (212) 507-8999; and c/o RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: DCM Transaction Management/Scott Primrose, Telephone: (212) 618-7706, Email: TMGUS@rbccm.com. Notices to the Company shall be given at 801 Grand Avenue, Suite 2600, Des Moines, Iowa 50309, Attention: General Counsel.
(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(d)    Submission to Jurisdiction. To the fullest extent permitted by law, the Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. To the fullest extent permitted by law, the Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. To the fullest extent permitted by law, the Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.
(e)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(f)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution”, signed” and “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement (to the extent permissible under governing documents) shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation,

DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
(g)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(h)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
(i)    Recognition of U.S. Special Resolutions Regimes.
(i)    In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(iii)    For purpose of this Section 15(i):
(1)    the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);
(2)    the term “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered

FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);
(3)    the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and
(4)    the term “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

F&G ANNUITIES & LIFE, INC.

By:	/s/ Wendy J.B. Young
Name: Wendy J.B. Young
Title: Chief Financial Officer
{Signature Page to Underwriting Agreement}

Each for itself and as Representatives of the several Underwriters listed in Schedule 1 hereto:

WELLS FARGO SECURITIES, LLC

By: /s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

BOFA SECURITIES, INC.

By: /s/ Randolph Randolph
Name: Randolph Randolph
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By: /s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

MORGAN STANLEY & CO. LLC

By: /s/ Courtney McCauley
Name: Courtney McCauley
Title: Vice President
{Signature Page to Underwriting Agreement}

RBC CAPITAL MARKETS, LLC

By: /s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory
{Signature Page to Underwriting Agreement}

Schedule 1

Underwriter	Principal Amount of the Securities to be Purchased

Wells Fargo Securities, LLC	$56,250,000

BofA Securities, Inc.	56,250,000

J.P. Morgan Securities LLC	56,250,000

Morgan Stanley & Co. LLC	56,250,000

RBC Capital Markets, LLC	56,250,000

Citigroup Global Markets Inc.	17,812,500

Citizens JMP Securities, LLC	17,812,500

KeyBanc Capital Markets Inc.	17,812,500

U.S. Bancorp Investments, Inc.	17,812,500

Barclays Capital Inc.	7,500,000

Deutsche Bank Securities Inc.	7,500,000

Goldman Sachs & Co. LLC	7,500,000

Total	$375,000,000

Schedule 2
Significant Subsidiaries
1.    CF Bermuda Holdings Limited, a Bermuda exempted company
2.    FGL US Holdings Inc., a Delaware corporation
3.    Fidelity & Guaranty Life Holdings, Inc., a Delaware corporation
4.    Fidelity & Guaranty Life Insurance Company, an Iowa corporation

Schedule 3
Significant Subsidiaries that are Insurance Subsidiaries
1.    Fidelity & Guaranty Life Insurance Company, an Iowa corporation

ANNEX A
Issuer Free Writing Prospectuses
Part A. Issuer General Use Free Writing Prospectuses (forming part of the Time of Sale Information):
1.    Pricing Term Sheet dated January 6, 2025.
Part B. Issuer Limited Use Free Writing Prospectuses (not forming part of the Time of Sale Information):
1.    The Company’s NetRoadshow Investor Presentation available on January 3, 2025 in the form previously provided by the Company to and approved by the Representatives.
2.    The Company’s NetRoadshow Investor Presentation available on January 6, 2025 in the form previously provided by the Company to and approved by the Representatives.

ANNEX B
F&G Annuities & Life, Inc.
$375,000,000 7.300% Junior Subordinated Notes due 2065
Pricing Term Sheet
January 6, 2025
The information in this pricing term sheet relates to the offering of the securities specified herein and should be read together with the preliminary prospectus supplement dated January 6, 2025 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the accompanying prospectus dated October 1, 2024, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement File No. 333-282432). This pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Capitalized terms used but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	F&G Annuities & Life, Inc.

Security:	7.300% Junior Subordinated Notes due 2065 (the “Notes”)

Ranking:	Junior subordinated unsecured

Format:	SEC Registered

Expected Ratings*:	(S&P / Moody’s / Fitch): ____ (____) / ____ (____) / ____ (____)

Trade Date:	January 6, 2025

Settlement Date**:	January 13, 2025 (T+5)

Aggregate Principal Amount:	$375,000,000

Maturity Date:	January 15, 2065

Offering Price:	$25 per Note

Interest Rate and Interest Payment Dates:	7.300%, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2025, subject to the Issuer’s right to defer interest payments.

Optional Interest Deferral:	So long as no event of default with respect to the Notes has occurred and is continuing, the Issuer has the right, on one or more occasions, to defer interest payments on the Notes for one or more consecutive interest periods for up to five years as described in the Preliminary Prospectus Supplement. The Issuer may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default or any other earlier redemption in full of the Notes. During an interest deferral period, interest will continue to accrue on the Notes at the interest rate described above. If the Issuer has paid all deferred interest on the Notes (including compounded interest thereon), the Issuer can again defer interest payments on the Notes as described above.

Payment Restrictions During Interest Deferral Period:	After the commencement of an interest deferral period until the Issuer has paid all accrued and unpaid interest on the Notes, the Issuer and its subsidiaries generally may not make payments on or redeem or purchase any shares of its capital stock or any of its debt securities that rank equal or junior in right of payment to the Notes, subject to certain limited exceptions.

Optional Redemption:	On or after January 15, 2030, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date; provided, that if the Notes are not redeemed in whole, at least $25,000,000 aggregate principal amount of the Notes, excluding any Notes held by Issuer or any of its affiliates, must remain outstanding after giving effect to such redemption, and all accrued and unpaid interest, including deferred interest (and compounded interest), must be paid in full on all outstanding Notes for all interest periods ending on or before the redemption date.

Tax Event Redemption:	Within 90 days of the occurrence of a Tax Event, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Regulatory Capital Event Redemption:	Within 90 days of the occurrence of a Regulatory Capital Event, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Rating Agency Event Redemption:	Within 90 days of the occurrence of a Rating Agency Event, in whole but not in part, at a redemption price equal to 102% of the principal amount of the Notes plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Denominations:	$25 and integral multiples of $25 in excess thereof

Expected Listing:	New York Stock Exchange

Gross Proceeds (before expenses and deduction of the underwriting discount) to the Issuer:	$375,000,000

Underwriting Discount:	$0.7875 per Note sold to retail investors (in the case of $211,152,500 aggregate principal amount of Notes sold to retail investors) and $0.50 per Note sold to institutional investors (in the case of $163,847,500 aggregate principal amount of Notes sold to institutional investors)

Net Proceeds (before expenses) to the Issuer:	$365,071,746.25

Joint Book-Running Managers:	Wells Fargo Securities, LLC BofA Securities, Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Senior Co-Managers:	Citigroup Global Markets Inc. Citizens JMP Securities, LLC KeyBanc Capital Markets Inc. U.S. Bancorp Investments, Inc.

Co-Managers:	Barclays Capital Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC

CUSIP / ISIN:	30190A609 / US30190A6091
*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. The rating of the Notes should be evaluated independently from ratings of other securities.
**It is expected that delivery of the Notes will be made on or about January 13, 2025, which will be the fifth business day (T+5) following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the Notes will initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes more than one business day prior to the scheduled settlement date should consult their own advisors.
F&G Annuities & Life, Inc. has filed a registration statement (including a prospectus, as supplemented) with the Securities and Exchange Commission (the “Commission”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents F&G Annuities & Life, Inc. has filed with the Commission for more complete information about F&G Annuities & Life, Inc. and this offering. You may get these documents for free by visiting EDGAR on the Commission website at www.sec.gov. Alternatively, F&G Annuities & Life, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus (as supplemented) if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com, BofA Securities, Inc. toll-free at 1-800-294-1322, J.P. Morgan Securities LLC collect at 1-212-834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or RBC Capital Markets, LLC toll-free at 1-866-375-6829.
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ANNEX C
{Form of Opinion of Company General Counsel}
(1)The Company and each of FGL US Holdings Inc. (“FGL US Holdings”), Fidelity & Guaranty Life Holdings, Inc. (“FGLH”) and Fidelity & Guaranty Life Insurance Company (“FGLIC” and, collectively with FGL US Holdings and FGLH, the “Significant Subsidiaries”) have been duly organized, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.
(2)All the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any security interest, claim, lien or encumbrance, other than any security interest, claim, lien or encumbrance which would not have a Material Adverse Effect.
(3)To the knowledge of such counsel, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of the Significant Subsidiaries is or may be a party or to which any property, right or asset of the Company or any of the Significant Subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of the Significant Subsidiaries, would reasonably be likely to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of such counsel, contemplated by any governmental or regulatory authority or threatened by others which, individually or in the aggregate, if determined adversely to the Company or any of the Significant Subsidiaries, would reasonably be likely to have a Material Adverse Effect.
(4)The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company with the terms of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of the Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which, to the knowledge of such counsel, the Company or any of the Significant Subsidiaries is a party or by which, to the knowledge of such counsel, the Company or such Significant Subsidiary is bound or to which, to the knowledge of such counsel, any property, right or asset of the Company or such Significant Subsidiary is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of the Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.
(5)Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each Insurance Subsidiary is duly licensed as an insurance holding company or as an insurer or reinsurer, as the case may be, under the Insurance Laws of each jurisdiction in which the conduct of its business as described in the Registration Statement, the Time of Sale Information and the Prospectus requires such licensing, except where such failure of the Company and the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; the Company and the Insurance Subsidiaries have made all required filings and fulfilled and performed all obligations under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings and obligations are required, except where such failure to make such filings or fulfill or perform such obligations would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and the Insurance Subsidiaries have all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no pending or, to the knowledge of such counsel, threatened, action, suit, proceeding or investigation from insurance regulatory authorities that would be reasonably likely to result in the revocation, termination or suspension of any licenses, authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications required under the Insurance Laws, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; to the knowledge of such counsel, none of the Company or any of the Insurance Subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or any of the Insurance Subsidiaries to conduct their respective business as described in the Registration Statement, the Time of Sale Information and the Prospectus; and to the knowledge of such counsel, no insurance regulatory authority has commenced any proceeding for the issuance of any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Insurance Subsidiaries.